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                                  United States

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): OCTOBER 22, 2004

                           CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                             1-14380                               73-1173881
(State or other jurisdiction of       (Commission File Number)           (I.R.S. Employer Identification No.)
incorporation or organization)

                   1293 ELDRIDGE PARKWAY, HOUSTON, TEXAS 77077
               (Address of principal executive office) (Zip Code)

                                 (832) 486-4000
              (Registrant's telephone number, including area code)

         ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
                UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On October 22, 2004, CITGO Petroleum Corporation ("CITGO," "we" or "us") issued $250 million aggregate principal amount of our 6% unsecured senior notes due 2011. We used the net proceeds from that note issue, together with cash on hand, to repurchase on October 22, 2004 approximately $540 million aggregate principal amount of our 11-3/8% unsecured senior notes due 2011 that had been tendered to us in accordance with a tender offer we made for those notes. That tender offer remains outstanding, but is scheduled to expire on November 5, 2004, unless extended.

         The 6% senior notes were sold in a transaction exempt from the securities registration provisions of the Securities Act of 1933, as amended. The 6% senior notes have a stated maturity of October 15, 2011. Interest on those notes is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2005; and principal is payable in full at maturity. The 6% senior notes contain covenants that restrict our ability to:

         - incur additional debt unless we meet specified interest coverage and debt to capitalization ratios;

         -        place liens on our property, subject to specified exceptions;

         -        sell assets, subject to specified exceptions;

         - make restricted payments, including dividends, repurchases of capital stock and specified investments; and

         -        merge, consolidate or transfer assets.

The 6% senior notes also contain a provision granting the holders of those notes the right, upon the occurrence of a change of control of CITGO, as defined in the indenture governing those notes, coupled with a rating decline on those notes, to require CITGO to repurchase them at a price equal to 101% of the principal amount plus accrued interest.

ITEM 3.03       MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         On October 22, 2004, amendments became effective to the indenture dated as of February 28, 2003 governing our 11-3/8% senior notes due 2011. We conducted a solicitation of consents from the holders of those notes to amend that indenture in connection with our tender offer for those notes. As of the close of business on October 19, 2004, which was the deadline for the receipt of those consents, we had received the consents required under the indenture to approve the amendments. The effectiveness of those amendments, however, depended on our acceptance of the tendered notes for repurchase and our repurchase of those notes, which was effected on October 22, 2004 as described above.

         The amendments, among other things:

         eliminated all events of default with respect to the 11-3/8% senior notes other than events of default relating to the failure to pay principal of, and interest on those notes and eliminated covenants in the indenture governing the 11-3/8% senior notes that, among other things, limited our ability to pay dividends, make distributions and certain


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                  investments, acquire or prepay junior securities, incur debt, sell assets, engage in sale-leaseback transactions, enter into certain transactions with affiliates, incur liens and engage in mergers or consolidations.

         The amendments are set forth in a Supplemental Indenture dated as of October 20, 2004 between us and The Bank of New York, as trustee. A copy of that Supplemental Indenture is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

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
                 Exhibit Number       Description
                 --------------       -----------------------------------------------------------
                      4.1             Supplemental Indenture dated as of October 20, 2004 between
                                      CITGO Petroleum Corporation and The Bank of New York, as
                                      trustee
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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CITGO PETROLEUM CORPORATION



Date:  October 28, 2004                  /s/           Larry Krieg
                                         --------------------------------------
                                                       Larry Krieg
                                                Vice President Finance